Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Vital Therapies, Inc. of our report dated March 13, 2018 relating to the financial statements, which appears in Vital Therapies, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Diego, California
June 8, 2018